EXHIBIT 4.6

NOTE PURCHASE AGREEMENT

THIS NOTE PURCHASE AGREEMENT (the “Agreement”) is made as of September 29, 2009, by and among The Active Network, Inc., a Delaware corporation (the “Company”), and the investors (collectively, the “Lenders”) identified on the Schedule of Lenders attached hereto (the “Schedule of Lenders”).

WHEREAS, certain of the Lenders and the Company have negotiated a non-binding letter of intent which contemplates an investment by the Lenders in the Company (the “Investment”):

WHEREAS, the Lenders intend to provide the Company the amounts set forth next to their names on the Schedule of Lenders;

WHEREAS, the parties intend for the Company to issue in return for such consideration promissory notes convertible into shares of the Company’s common stock;

NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein, the parties hereby agree as follows:

1. Amount and Terms of the Notes.

1.1 Promissory Notes. The Lenders agree severally and not jointly, on the terms and subject to the conditions specified in this Agreement, to lend to the Company the amounts set forth opposite each Lender’s name in the Schedule of Lenders. In return for the consideration provided by each Lender, the Company shall sell and issue to each of the Lenders a convertible promissory note in the form attached hereto as Exhibit A (each a “Note,” and collectively the “Notes”). Each such Note shall have a principal balance equal to one hundred percent (100%) of the aggregate amount of consideration provided by such Lender (i.e., the aggregate amount paid for the Note) and shall be dated as of the date such consideration is provided to the Company.

1.2 Closing. (a) The purchase and sale of the Notes hereunder shall take place at two closings (each of which is referred to in this Agreement as a “Closing”). The initial Closing (the “Initial Closing”) shall take place on or before September 29, 2009 or such other date as the Company and the Purchasers purchasing Notes in such Initial Closing shall agree and the subsequent Closing shall take place on such date as the Company and the Purchasers purchasing Notes in such subsequent Closing shall agree; provided, that such second Closing shall not occur later than the one (1) month anniversary of the Initial Closing (each such closing date is referred to in this Agreement as a “Closing Date,” and the Initial Closing hereunder is referred to in this Agreement as the “Initial Closing Date”). The Initial Closing shall consist of the purchase and sale of Notes in an aggregate principal amount of at least three million dollars ($3,000,000) and the second Closing shall consist of the purchase and sale of Notes in an aggregate principal amount which, when taken together with the Notes issued at the Initial Closing, shall not exceed ten million dollars ($10,000,000). Each such Closing shall be held at the offices of the Company located at 10182 Telesis Court, Suite 300, San Diego, California, at 11:00 a.m. local time, on such Closing Date, or at such other time and place upon which the Company and the Lenders purchasing Notes in such Closing shall agree. At the Closing, each Lender shall deliver the consideration to the Company and the Company shall deliver to each Lender one or more executed Notes in return for the respective consideration provided to the Company.

2. Representations and Warranties of the Company. In connection with the transactions provided for herein, the Company hereby represents and warrants to the Lenders that:

2.1 Organization, Good Standing, and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to carry on its business as now conducted and as proposed to be conducted. The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure so to qualify would have a material adverse effect on the business, prospects, financial position or results of operations of the Company (each a “Material Adverse Effect”).

2.2 Authorization. All corporate action on the part of the Company, its officers, directors and stockholders necessary for the authorization, execution and delivery of this Agreement, the performance of all obligations of the Company hereunder has been taken or will be taken prior to the Closing. This Agreement and the Notes, when executed and delivered by the Company, shall constitute valid and legally binding obligations of the Company, enforceable in accordance with their terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally and (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

2.3 Non-Contravention. The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby do not, with or without the giving of notice or the lapse of time, or both, violate, conflict with, result in the breach of or a default under, or accelerate the performance required by or result in any change, development or occurrence which, individually or in the aggregate, have materially adversely affected or would have a Material Adverse Effect under any of the terms, conditions or provisions of the charter or organizational documents of the Company or any covenant, agreement, commitment or understanding to which the Company is a party, or any permit, authorization, order, ruling, decree, judgment or arbitration award, or any law, rule, regulation or stipulation, to which the Company is subject, or result in the creation of any encumbrance upon any of the properties or assets of the Company except as contemplated by this Agreement or the Notes.

2.4 Consents and Approvals. Except as has been made or obtained, no consent, approval or authorization of, or declaration, filing or registration with, any federal, state, local, foreign or other governmental or regulatory authority, or any other person, is required to be made or obtained by the Company or its stockholders in connection with the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby.

2.5 Litigation. There is no action, investigation, suit or other proceeding pending or, to the knowledge of the Company, overtly threatened against the Company. The Company is not in default with respect to any judgment, order, writ, injunction or decree of any court or governmental agency. There is no outstanding order, ruling, decree, judgment or stipulation by or with any court, administrative agency, arbitration panel or other similar authority to which the Company is subject, which (a) adversely affects or is reasonably likely to adversely affect the ability of the Company to perform its obligations under this Agreement or (b) has or is reasonably likely to have a Material Adverse Effect on the Company.

3. Representations and Warranties of the Lenders. In connection with the transactions provided for herein, each Lender hereby represents and warrants to the Company that:

3.1 Authorization. This Agreement constitutes such Lender’s valid and legally binding obligation, enforceable in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally and (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

3.2 Purchase Entirely for Own Account. The Lender acknowledges that this Agreement is made with such Lender in reliance upon the Lender’s representation to the Company that the Note and any shares of capital stock issued upon conversion thereof (the “Shares”) will be acquired for investment for the Lender’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that the Lender has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Agreement, the Lender further represents that such Lender does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to the Note and the Shares. The Notes and the Shares are sometimes referred to herein collectively as the “Securities.” The Lender represents that it has full power and authority, and has taken all action necessary, to enter into and perform its obligations under this Agreement.

3.3 Investment Experience. The Lender is an investor in securities of companies in the development stage and acknowledges that it is able to fend for itself, can bear the economic risk of its investment and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Securities. The Lender also represents it has not been organized solely for the purpose of acquiring the Securities.

3.4 Accredited Investor. The Lender is an “accredited investor” within, the meaning of Rule 501 of Regulation D of the Securities and Exchange Commission (the “SEC”), as presently in effect.

3.5 Disclosure of Information. The Lender believes it has received all the information necessary or appropriate for deciding whether to purchase the Notes. The Lender has received and reviewed information about the Company and has had an opportunity to discuss the Company’s business, management and financial affairs with its management. The foregoing, however, does not limit or modify the representations and warranties of the Company in Section 2 of this Agreement or the right of the Lenders to rely thereon. The Lender acknowledges that the Company makes no representations or warranties except as expressly set forth herein.

3.6 Restricted Securities. The Lender understands that the Securities are characterized as “restricted securities” under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Securities Act of 1933, as amended (the “Act”), only in certain limited circumstances. In this connection, the Lender represents that it is familiar with SEC Rule 144, as presently in effect, and understands the resale limitations imposed thereby and by the Act.

4. Conditions to Closing.

4.1 Conditions to the Lenders’ Obligations to Close. A Lender’s obligation to purchase Notes at a Closing is subject to the fulfillment on or before the Closing of each of the following conditions, unless waived in accordance with Section 7.8 below.

(a) The representations and warranties made by the Company in Section 2 hereof shall be true and correct in all material respects as of such Closing Date;

(b) All covenants, agreements and conditions contained in the Agreements to be performed by the Company on or prior to the Closing shall have been performed or complied with in all material respects;

(c) The Company shall have obtained all necessary Blue Sky law permits and qualifications, or have the availability of exemptions therefrom, required by any state for the offer and sale of the Notes and the Common Stock issuable upon conversion of the Notes;

4.2 Conditions to the Company’s Obligation to Close. The Company’s obligation to sell and issue the Notes at a Closing is subject to the fulfillment on or before the Closing of the following conditions, unless waived by the Company.

(a) The representations and warranties made by the Lenders in Section 3 hereof shall be true and correct as of such Closing Date;

(b) All covenants, agreements and conditions contained in the Agreements to be performed by the Lenders on or prior to the Closing Date shall have been performed or complied with in all material respects;

(c) The Company shall have obtained all necessary Blue Sky law permits and qualifications, or have the availability of exemptions therefrom, required by any state for the offer and sale of the Notes and the Common Stock issuable upon conversion of the Notes;

(d) The transactions contemplated hereby shall have been approved by any stockholder approval required by law.

5. Further Limitations on Disposition.

5.1 Without in any way limiting the representations set forth above, the Lender agrees not to make any disposition of, and not to pledge or otherwise encumber, all or any portion of the Securities unless such transaction complies with the terms of any stockholder or similar agreement then in effect by which the Lenders are bound and:

(a) there is then in effect a Registration Statement under the Act covering such proposed disposition and such disposition is made in accordance with such Registration Statement; or

(b) (i) the Lender shall have notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, and (ii) if reasonably requested by the Company, the Lender shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, that such disposition will not require registration of such securities under the Act.

5.2 Legends. It is understood that the Securities may bear the following legend:

“THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”). THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED OR ENCUMBERED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED UNDER THE ACT OR UNLESS SOLD PURSUANT TO RULE 144 UNDER THE ACT.”

5.3 Right of First Refusal.

(a) Restriction on Transfer. No Lender nor any permitted transferee thereof (a “Transferring Lender”) may at any time transfer any Note to any person (other than in a transaction otherwise permitted hereunder) without first offering in writing to sell such Note to the Company first, at the same price and upon the same terms that are proposed from the transferee (Notes which are offered pursuant to this Section 5.3 are referred to as the “Offered Notes”). The restriction on transfer set forth in this Section 5.3 shall not apply to (i) a transfer of title to the Note effected pursuant will or the laws of intestate succession following such Lender’s death, (ii) a gratuitous transfer by any Lender that is a limited partnership or limited liability company, to its constituent partners or members on a pro rata basis or any retired partner or retired member of such partnership or limited liability company, or to the estate of any such person, (iii) a transfer by a Lender to a corporation, limited partnership or limited liability company that is an affiliate (as defined in Rule 144 of the Securities Act) of the Lender making such transfer or (iv) any gratuitous transfer to the ancestors, descendants or spouse of a Lender, or to trusts, family limited partnerships or similar estate planning entities for the benefit of such persons, including such Lender; provided each such transferee or donee furnishes the Company with a written agreement to be bound by and comply with the provisions of this Agreement.

(b) Procedure for Offer. The offer to the Company shall be in writing and remain open for a period of twenty (20) days from the date such offer is received by the Company. If the Company does not give the Transferring Lender notice of its intent to accept such offer as to any or all of the Offered Notes within that time period, the Transferring Lender shall have ninety (90) days following termination of the offer period within which to consummate the sale of all of the Offered Notes specified in the original offer, on the terms and for the price and to the person specified in the original offer, provided such person executes an agreement in form and substance reasonably satisfactory to the Company and pursuant to which such person agrees that the Note it acquires from the Transferring Lender is subject to the provisions of this Agreement. If such sale is not consummated within such ninety (90)-day period, the Transferring Lender may not sell any of the Offered Notes without again complying with the provisions of this Section 5.3. The Company may, in its sole discretion, transfer its rights under this Section 5.3 to a third party.

6. California Corporate Securities Law. THE SALE OF THE SECURITIES WHICH ARE THE SUBJECT OF THIS AGREEMENT HAS NOT BEEN QUALIFIED WITH THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA AND THE ISSUANCE OF SUCH SECURITIES OR THE PAYMENT OR RECEIPT OF ANY PART OF THE CONSIDERATION FOR SUCH SECURITIES PRIOR TO SUCH QUALIFICATION IS UNLAWFUL, UNLESS THE SALE OF SECURITIES IS EXEMPT FROM QUALIFICATION BY SECTION 25100, 25102 OR 25105 OF THE CALIFORNIA CORPORATIONS CODE. THE RIGHTS OF ALL PARTIES TO THIS AGREEMENT ARE EXPRESSLY CONDITIONED UPON SUCH QUALIFICATION BEING OBTAINED, UNLESS THE SALE IS SO EXEMPT.

7. Miscellaneous.

7.1 Successors and Assigns. Except as otherwise provided herein and subject to the restrictions on transfer set forth in Section 6 hereof, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

7.2 Governing Law. This Agreement shall be governed by and construed under the internal laws of the State of California without application of the conflict of laws provisions thereof.

7.3 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

7.4 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

7.5 Notices. Unless otherwise provided, any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given upon personal delivery to the party to be notified or upon deposit with the United States Post Office, by registered or certified mail, postage prepaid and addressed to such party at the address set forth below, or at such other address as such party may designate by ten (10) days’ advance written notice to the other parties, or upon receipt of confirmation of successful transmission if sent by facsimile to the number set forth below, or at such other address as such party may designate by ten (10) days’ advance written notice to the other parties.

If to the Company to:

The Active Network, Inc.

10182 Telesis Court Suite 300

San Diego, CA 92121

Fax: (858) 658-0034

Attn: Kory Vossoughi, Esq.

If to the Lenders to:

The addresses shown on the signature pages hereto

7.7 Legal Fees and Expenses. The Company and each Lender shall bear its own legal and other expenses in connection with this Agreement, the Note, and the Closing.

7.8 Entire Agreement: Amendments and Waivers. This Agreement and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and Lenders holding at least a majority of the principal amount of the Notes outstanding. Any waiver or amendment effected in accordance with this Section shall be binding upon each holder of any securities purchased under this Agreement at the time outstanding (including securities into which such securities have been converted), each future holder of all such securities and the Company.

7.9 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

COMPANY:

THE ACTIVE NETWORK, INC., a Delaware corporation

By:	/s/ Matt Landa
Name:	Matt Landa
Title:	President

Address:	10182 Telesis Court, Suite 300 San Diego, CA 92121

COUNTERPART SIGNATURE PAGE TO NOTE PURCHASE AGREEMENT

LENDERS:

ABS VENTURES IX, L.P.
By Calvert Capital V LLC, its general partner

By:	/s/ Bruns Grayson
Name:	Bruns Grayson
Its:	Managing Member
Address:	950 Winter Street, Suite 2600 Waltham, MA 02541
Fax:	(

ABS VENTURES IT, L.P.
By Calvert Capital VI LLC, its general partner

By:	/s/ Bruns Grayson
Name:	Bruns Grayson
Its:	Managing Member
Address:	950 Winter Street, Suite 2600
Waltham, MA 02541
Fax:	(

DAVID ALBERGA

Sign:	David A. Alberga
Print:	David A. Alberga
Address:	1448 Torrey Pines Road
La Jolla, CA 92037
Fax:	(

COUNTERPART SIGNATURE PAGE TO NOTE PURCHASE AGREEMENT

SCHEDULE OF LENDERS

LENDER	AMOUNT
ABS Ventures IX, L.P.	$2,000,000
ABS Ventures IT, L.P.	$1,000,000
Dave Alberga	$1,000,000
TOTAL:	$4,000,000

EXHIBIT A

FORM OF NOTE

Filed separately as an exhibit to this Registration Statement

A-1